Exhibit 99.1

CIM Real Estate Finance Trust, Inc. to Sell 185 Properties for $894 Million
Net proceeds to be deployed into senior secured loans

Phoenix, AZ, December 30, 2022 - CIM Real Estate Finance Trust, Inc. (“CMFT”), a leading commercial credit-focused real estate investment trust (REIT), announced today that it has entered into an agreement to sell 185 non-core, net lease properties to Realty Income Corporation (NYSE: O) for $894 million. The purchase price will be paid in cash and the transaction is expected to close during the first quarter of 2023, subject to the completion of due diligence and the satisfaction of closing conditions.

Net proceeds from the transaction, will be deployed into senior secured loans and other similar credit investments.

“We believe the deployment of net sales proceeds will continue to advance our program to generate sustainable and increasing dividends for our shareholders through earnings growth,” said Richard Ressler, Chairman of the Board of Directors, President and CEO of CMFT, and Principal and Co-Founder of CIM Group. “Additionally, this transaction increases our flexibility as we seek to capitalize on investment opportunities resulting from the current market environment.”

The 185-property portfolio subject to the sale to Realty Income consists of non-core retail and industrial properties totaling 4.6 million square feet with a 9.3 year weighted average remaining lease term (WALT)1. Following the final close of the transaction, CMFT’s net lease portfolio is expected to consist of 199 retail, office and industrial properties totaling 6.4 million square feet with 99.7% occupancy and a WALT of 11.5 years2. The remaining net lease portfolio is primarily financed with a long-term, fixed rate asset-backed securitization. CMFT’s senior loan portfolio totals $4.6 billion2.

1 The weighted average lease term of the portfolio subject to the sale is calculated as of February 15, 2023.
2 Based on portfolio information as of September 30, 2022.

About CIM Real Estate Finance Trust
CMFT is a public non-traded corporation that has elected to be taxed and currently qualifies as a REIT. CMFT invests in senior secured loans and credit leases. CMFT is managed by affiliates of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets from due diligence to operations through disposition. CIM strives to make a meaningful difference in the world by executing key environmental, social and governance (ESG) initiatives and enhancing each community in which it invests. For more information, visit www.cimgroup.com.

Cautionary Statement Regarding Forward-Looking Information
This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of CMFT’s control, including, but not limited to, those associated with the risk that a public listing of securities or other liquidity opportunities may not be realized within an expected time period or at all; the availability of and access to the capital markets or other financing sources; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of CMFT and the real estate industry in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, CMFT does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

Media Contact
Karen Diehl
310.741.9097
karen@diehlcommunications.com